UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[   ]      Soliciting Material Under Rule 14a-12

IGO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IGO, INC.
17800 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
(480) 596-0061

March 11, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of iGo, Inc., a Delaware corporation, to be held at 10:00 a.m., local time, on Thursday, April 21, 2011 at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260. The attached Notice of Annual Meeting of Stockholders and Proxy Statement fully describe the formal business to be transacted at the meeting, which includes the election of two directors to serve until the annual meeting of stockholders in 2014, the approval of amendments to our Omnibus Long-Term Incentive Plan to extend the term of the Plan and increase the number of authorized shares available for issuance under the Plan, the ratification of the selection of KPMG LLP as our independent registered public accounting firm and such other matters that shall properly come before the meeting or any adjournments thereof. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Our directors and officers will be present to help host the meeting and to respond to any appropriate questions that our stockholders may have. I hope that you will be able to attend.

Our Board of Directors believes that a favorable vote on the matters to be considered at the meeting is in the best interest of iGo and our stockholders and unanimously recommends a vote “FOR” such matters. Accordingly, we urge you to review the attached material carefully and to return the enclosed proxy card promptly. Whether or not you plan to attend the meeting, please complete, sign, date and return your proxy card in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

On behalf of your Board of Directors, thank you for your support.

Sincerely,

Michael D. Heil
President and Chief Executive Officer

IGO, INC.
17800 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
(480) 596-0061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 21, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iGo, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Thursday, April 21, 2011 at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260, for the following purposes:

1. to elect two members of the Board of Directors, for a three-year term, to serve until the annual meeting of stockholders in 2014;

2. to approve an amendment to our Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024;

3. to approve an amendment to our Omnibus Long-Term Incentive Plan to increase the number of authorized shares by 3,000,000, from 2,350,000 to 5,350,000;

4. to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5. to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board has fixed the close of business on March 8, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

A list of stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the location of the meeting on April 21, 2011 and during ordinary business hours for a period of at least ten days prior to the meeting at the Company’s offices located at 17800 North Perimeter Drive, Suite 200, Scottsdale, Arizona 85255.

Information concerning the matters to be acted upon at the meeting is more fully described in the accompanying Proxy Statement.

Your vote is important. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly to assure that your shares are represented at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is provided. Even if you have given your proxy, you may still vote in person if you attend the meeting. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Brian M. Roberts
Secretary

Scottsdale, Arizona
March 11, 2011

IGO, INC.
17800 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
(480) 596-0061

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 21, 2011

This proxy statement and the accompanying proxy are first being mailed on or about March 11, 2011 to the holders of the common stock of iGo, Inc., a Delaware corporation, by the Board of Directors to solicit proxies for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Thursday, April 21, 2011 at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260, or at such other time and place to which the meeting may be adjourned.

At the meeting, our stockholders will consider and vote upon the following matters:

1. the election of two members of the Board of Directors, which will consist of a total of four directors, to serve until the annual meeting of stockholders in 2014;

2. to approve an amendment to our Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024;

3. to approve an amendment to our Omnibus Long-Term Incentive Plan to increase the number of authorized shares by 3,000,000, from 2,350,000 to 5,350,000;

4. the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5. such other business as may properly come before the meeting or any adjournments thereof.

REVOCABILITY OF PROXIES

A proxy may be revoked before it is exercised by delivering written notice of such revocation to Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, CO 80401, Attention: Proxy Department, which revocation must be received before April 21, 2011. If notice of revocation is not received by such date, a stockholder may nevertheless revoke a proxy by attending the meeting and voting in person. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, please follow the instructions you receive from them to vote your shares.

RECORD DATE AND VOTING SECURITIES

The Board has set the record date for determining the stockholders entitled to vote at the meeting as of the close of business on March 8, 2011. iGo’s common stock, par value $0.01 per share, constitutes the only class of securities entitled to notice of, or to vote at, the meeting. As of the record date, we had 33,004,456 shares of common stock issued and outstanding. A holder of common stock on the record date shall be entitled to cast one vote for each share of common stock registered in his or her name.

QUORUM AND VOTING

Our bylaws require the presence at the meeting, in person or represented by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote to constitute a quorum to transact business. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. In the election of directors withhold authority votes will have no effect on the outcome of the vote; however, in the votes on the other matters that properly come before the meeting, abstentions will have the effect of votes “against” the proposals. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy, but are not counted for purposes of determining the number of shares entitled to vote on any proposal in respect of which the broker or other nominee lacks discretionary authority. Broker non-votes are not considered to be shares outstanding to vote and will not affect the outcome of any vote at this year’s annual meeting. If a quorum is present, in order to be elected as a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of common stock present, either in person or by proxy, and entitled to vote on the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires the affirmative vote of the holders of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the matter presented at the meeting.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the nominees for directors named under Proposal No. 1; (ii) FOR the amendment to our Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024; (iii) FOR the amendment to our Omnibus Long-Term Incentive Plan to increase the number of authorized shares by 3,000,000, from 2,350,000 to 5,350,000; (iv) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and (v) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.

Under the Delaware General Corporation Law, stockholders do not have any rights of appraisal or similar rights of dissenters with respect to the proposals set forth in this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

The Board has nominated Peter L. Ax and Michael J. Larson for election to the Board as Class II directors at the meeting, to serve until the 2014 annual meeting of stockholders and until his successor has been elected and qualified. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Ax and Larson to the Board. Messrs. Ax and Larson have consented to serve as directors of the Company if elected. If, at the time of the meeting, Mr. Ax or Mr. Larson is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that either Mr. Ax or Mr. Larson will be unable or will decline to serve as a director.

Board of Directors

Our Board currently consists of four members. Each director holds office until the director’s term expires, the director resigns, is removed or dies, or until the director’s successor is duly elected and qualified. Our bylaws provide for a classified Board. In accordance with the terms of our bylaws, our Board is divided into three classes whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I currently consists of Frederic Welts, who will serve until the annual meeting of stockholders to be held in 2013.

•	Class II currently consists of Peter L. Ax and Michael J. Larson, who will serve until the annual meeting of stockholders to be held in 2011. Messrs. Ax and Larson are also the Class II nominees and, if elected, will continue to serve until the Annual Meeting of Stockholders to be held in 2014.

•	Class III currently consists of Michael D. Heil, who will serve until the annual meeting of stockholders to be held in 2012.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees, Continuing Directors and Executive Officers

Set forth below is information furnished to the Company by the director nominee, each incumbent director whose terms will continue following the meeting, and each executive officer who is not a director. There are no family relationships among any directors or executive officers of the Company. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of the Company.

		Nominee or Continuing Director
Name	Age	and Term / Executive Officer

Michael D. Heil(1)	63	President and Chief Executive Officer and Director with term expiring in 2012
Peter L. Ax(2)	51	Director with term expiring in 2011
Frederic Welts(2)	58	Director with term expiring in 2013
Michael J. Larson(2)	57	Director with term expiring in 2011
Darryl S. Baker(1)	42	Vice President, Chief Financial Officer and Treasurer
J. Brian Dennison(1)	50	Vice President, Americas Sales
Brian M. Roberts(1)	38	Vice President, General Counsel and Secretary
Walter F. Thornton(1)	42	Vice President, Product Management and Supply Chain

(1)	Executive Officer

(2)	Member of Audit Committee, Corporate Governance and Nominating Committee and Compensation and Human Resources Committee

Michael D. Heil has been our President, Chief Executive Officer and a member of the Board of Directors since June 2007. Prior to joining iGo, from 2004 to 2007, Mr. Heil was the President and Chief Executive Officer of Astute Networks, Inc., a fabless semiconductor company focused on the computer storage market. Prior to joining Astute Networks, from 2003 to 2004, Mr. Heil served as an outside director and consultant to several early-stage technology companies, including Locus Telecommunications and Maximize Wireless Solutions. From 2001 to 2002, Mr. Heil served as the Chief Executive Officer of Archway Digital Systems, Inc., a next generation blade-server start-up focused on the datacenter market. From 1999 to 2000, Mr. Heil served as the Chief Executive Officer of Broadstream Communications, Inc., a provider of last mile wireless telecommunication. From 1995 to 1999, Mr. Heil was employed by Compaq Computer Corporation, serving from 1998 to 1999 as its Senior Vice President, Worldwide Sales and Marketing, where he was responsible for sales, marketing, service and support for all Compaq products and services worldwide. From 1995 to 1998, Mr. Heil served as Compaq’s Senior Vice President and General Manager, Consumer Products Group where he managed the development, marketing and sales of all of Compaq’s consumer products and services worldwide and introduced the first portable computer designed for the consumer market. Prior to joining Compaq, from 1989 to 1995, Mr. Heil was President and General Manager of Los Angeles Cellular Telephone Company, a cellular phone operation company and, from 1985 to 1989, Mr. Heil was employed by Sony Corporation of America, most recently serving as its President, Display Products Company, where he managed the direct view, projection television and Watchman product lines. Mr. Heil holds a bachelor’s degree in Philosophy from the University of Texas.

The Board believes Mr. Heil is well qualified to serve as a director due to his position as the Company’s President and Chief Executive Officer, which provides the Board with intimate knowledge of the Company’s day to day operations. Mr. Heil also provides a wealth of leadership and sales and marketing experience in the consumer electronics industry from his experience as an executive at a variety of well established companies in the consumer electronics industry such as Compaq and Sony, as well as smaller early-stage companies in the consumer electronics industry such as Astute Networks, Archway Digital Systems and Broadstream Communications.

Peter L. Ax has been a director since December 2007 and is Chairman of the Audit and Corporate Governance and Nominating Committees and a member of the Compensation and Human Resources Committee. Mr. Ax is the Lead Director of Meritage Homes Corporation and has been a member of that company’s board since 2002. Mr. Ax is currently the managing partner of Phoenix Capital Management, a merchant banking firm. Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly-reporting consolidator and developer of coin-operated laundromats. Previously, Mr. Ax served as head of the Private Placement — Equity Division and senior vice president of Lehman Brothers in New York. Mr. Ax currently serves on the Advisory Board of Directors of Cascadia Capital, a Seattle based investment banking and merchant banking firm. Mr. Ax holds an M.B.A. from the Wharton School at the University of Pennsylvania, a law degree from the University of Arizona, and has been a certified public accountant. He has also been an accounting instructor at the Wharton School and is regularly a judge in the annual Wharton Business Plan Competition.

The Board believes that Mr. Ax is well qualified to serve as a director due to his substantial and diverse business expertise, including his previous experience as the chairman and chief executive officer of SpinCycle and head of the Private Equity Division and senior vice president of Lehman Brothers. Additionally, Mr. Ax has strong financial expertise gained from his financial leadership roles and background as a certified public accountant and valuable corporate governance expertise through his board and audit committee experience with other public companies.

Frederic “Rick” Welts was appointed a director in March 2010 and was re-elected at the 2010 Annual Meeting of Stockholders. Mr. Welts is the president and chief executive officer of the Phoenix Suns and oversees the club’s interests in the management of the US Airways Center and the Phoenix Mercury. Mr. Welts joined the Suns in July 2002 as president and chief operating officer. Mr. Welts previously served successful stints in professional basketball with the NBA league office and the Seattle SuperSonics. His association with the NBA office spanned from 1982-99 until he departed as the league’s executive vice president, chief marketing officer and president of NBA Properties. During his tenure at the NBA office, Mr. Welts is credited with the creation of the NBA All-Star Weekend concept in 1984, and supervised league departments including corporate sponsorship and media sales, consumer products, media relations, community relations, team services, special events, creative services, and retail including the NBA Store and the “NBA City” restaurant. He was also responsible for the NBA’s international business activities, from placing preseason games in foreign countries to opening the league’s first international office in Australia to supervising six regional offices and 75 international employees in Asia, Europe, Australia, Mexico and Canada. Mr. Welts was also responsible for the 1992 Olympics “Dream Team” marketing program as the agent for USA Basketball. Mr. Welts left the NBA in June 1999 to become president of Fox Sports Enterprises, a new entity that managed Fox interests in facilities and sports teams including the Los Angeles Dodgers, Dodger Stadium, STAPLES Center, the Los Angeles Kings, Madison Square Garden, the New York Knicks and New York Rangers. In June 2001, Mr. Welts became a partner in a sports consulting firm, ONSPORT. Prior to that start-up venture, he served as president for one year of “First in Line,” a joint venture between USA Network’s TicketMaster and SFX.

The Board believes that Mr. Welts is well qualified to serve as a director due to his significant marketing experience and ability to provide guidance to the Company for its branding and marketing efforts. In addition, Mr. Welts has a proven track record of leadership experience as the president and chief executive officer of the Phoenix Suns, along with his background as an executive with the NBA.

Michael J. Larson has been a director since October 2007 and Chairman of the Board since July 2008 and is Chairman of the Compensation and Human Resources Committee and a member of the Audit and Corporate Governance and Nominating Committees. From May 2002 to April 2008, Mr. Larson served as Senior Vice President and General Manager of the Personal Systems Group, Americas for Hewlett-Packard Company. In that role, he was responsible for Hewlett-Packard’s business and consumer PCs, mobile computing devices, workstations, and managed home products. Mr. Larson joined Hewlett-Packard following its merger with Compaq

Computer Corporation. From 1996 through April 2002, Mr. Larson served in a variety of senior management positions at Compaq including Senior Vice President and General Manager of the Worldwide Access Business Group, which was responsible for all consumer and commercial personal computers. Mr. Larson’s professional experience also includes holding positions of increasing responsibility with companies such as Toshiba, Sony, The Coca-Cola Company Food Division, Johnson & Johnson, and The Carnation Company. Mr. Larson holds a Bachelor of Arts degree in Economics from Wake Forest University.

The Board believes that Mr. Larson is well qualified to serve as a director due to his breadth of experience and success in guiding the operations of numerous consumer electronics companies within the Company’s target markets. In addition, Mr. Larson has extensive leadership experience with a variety of successful consumer electronics companies, including Hewlett-Packard Company, Compaq Computer Corporation, Toshiba Corporation and Sony Corporation.

Executive Officers

Darryl S. Baker joined us in October 2001 as Controller. Mr. Baker was appointed Vice President in May 2002, Chief Accounting Officer in April 2006, and Vice President, Chief Financial Officer and Treasurer in February 2009. Prior to joining iGo, from 1997 to 2001, Mr. Baker served as corporate controller for various publicly traded and entrepreneurial companies, including SkyMall, an integrated specialty retailer, and Integrated Information Systems, a provider of secure integrated information solutions. Prior to 1997, Mr. Baker was an audit manager for Ernst & Young LLP. Mr. Baker frequently serves as a panelist and lecturer for the Center for Professional Education on various topics including SEC and Sarbanes-Oxley compliance, share-based compensation and fair value accounting. Mr. Baker holds a bachelor’s degree in Accountancy from the Marriott School of Management at Brigham Young University and is a Certified Public Accountant.

J. Brian Dennison joined us in June 2008 as General Manager, Americas Sales. Mr. Dennison was promoted in April 2010 to Vice President, Americas Sales. Mr. Dennison is responsible for sales through all market segments in the Region including Consumer, Enterprise, and the OEM channel. Prior to joining us, Mr. Dennison served as Vice President, Americas for InFocus Corporation from 2006 through 2007 where he was responsible for sales and channel marketing activities. Mr. Dennison holds a bachelor’s degree in Computer Science with a minor in Accounting from Texas A&M University.

Brian M. Roberts joined us in August 2003 as Corporate Counsel, was appointed Secretary in December 2003, General Counsel in May 2005, and Vice President in April 2006. Prior to joining us, Mr. Roberts was an attorney with the law firm of Snell & Wilmer L.L.P. from September 1998 to August 2003. Mr. Roberts holds both a law degree and a bachelor’s degree in Business Administration from the University of Kansas.

Walter F. Thornton joined us in October 2003 as Senior Financial Analyst and was promoted to Senior Manager of Corporate Development in November 2004, Director of Product Marketing & Compatibility in July 2005, Vice President of Power Product Management in April 2006, and Vice President, Product Management and Supply Chain in October 2007. Mr. Thornton is responsible for the Company’s product management, supply chain, compatibility and engineering. Prior to joining us, Mr. Thornton served as Director of Training and Development for SpinCycle, Inc. and Cleanwave, Inc., a partnership between SpinCycle and Shell Chemical. Mr. Thornton holds an MBA from Thunderbird School of Global Management and a bachelor’s degree with concentration in finance from Georgetown University.

Vote Required

In order to be elected as a director, a nominee must receive the affirmative vote of a plurality of the votes of the shares of common stock present, either in person or by proxy, and entitled to vote on the election of directors. This means that the director nominee with the most votes is elected. Under Delaware law, votes that are withheld will be counted toward a quorum, but will not affect the outcome of the vote on this proposal.

The Board of Directors recommends that stockholders vote “FOR” the election of Peter L. Ax and Michael J. Larson to the Board of Directors.

BOARD COMMITTEES, INDEPENDENCE AND MEETING ATTENDANCE

Board and Committee Independence

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Nasdaq Marketplace Rule 5606(a):

Peter L. Ax
Michael J. Larson
Frederic Welts

In this proxy statement, these three directors are sometimes referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

The Board of Directors has also determined that each member of the Audit, Compensation and Human Resources, and Corporate Governance and Nominating committees meets the independence requirements applicable to those committees prescribed by the rules and regulations promulgated by Nasdaq, the Securities and Exchange Commission and the Internal Revenue Service.

Meetings of Independent Directors

The Independent Directors meet in executive session at least twice a year. These meetings are chaired by the Chairman of our Board or our Lead Independent Director in the event the Chairman is not independent, who, if necessary, is appointed on an annual basis. We only appoint a Lead Independent Director in the event that our Chairman is not an independent member of our Board. Only Independent Directors are eligible to serve as the Lead Independent Director. Mr. Larson currently serves as our Chairman and, because Mr. Larson is an Independent Director, we do not currently have a Lead Independent Director.

Board and Committee Meetings

Our Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board. It also holds special meetings when an important matter requires action by the Board between scheduled meetings. During 2010, the Board held 10 meetings, the Compensation and Human Resources Committee held 8 meetings, the Audit Committee held 5 meetings, and the Corporate Governance and Nominating Committee held 3 meetings. During 2010, with the exception of Mr. Welts’ absence at one Audit Committee meeting held during the period for which he was a director, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

Board Committees

The Board has three standing committees: the Compensation and Human Resources Committee, the Audit Committee, and the Corporate Governance and Nominating Committee. Each of these committees has a written charter which is available on our website at www.igo.com.

Audit Committee.  The Company’s Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee currently consists of Messrs. Ax (Chair), Larson and Welts. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.

The Board has determined that Mr. Ax is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors has also determined that each member of the Audit Committee is independent under the rules stated above under “Board and Committee Independence” and is financially literate under the current listing standards of Nasdaq. Information about Mr. Ax’s past business and educational experience is included in his biography in this proxy statement under the caption “Proposal No. 1 — Election of Directors — Nominees, Continuing Directors and Executive Officers.”

Compensation and Human Resources Committee.  The Compensation and Human Resources Committee, which we refer to as the Compensation Committee, currently consists of Messrs. Larson (Chair), Ax and Welts. The Compensation Committee makes determinations concerning salaries and incentive compensation for our executive officers, directors and certain employees and consultants and administers our incentive plans and our incentive compensation program. The Board of Directors has determined that each member of the Compensation Committee is independent under the rules stated above under “Board and Committee Independence.”

The Compensation Committee’s membership is determined by the Board of Directors and during most of 2010 was composed of three Independent Directors. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. During 2010, the Compensation Committee did not delegate any of its responsibilities.

For more information on the processes and procedures for the consideration and determination of executive compensation, please refer to the discussion under “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Committee.”

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee, which we refer to as the Nominating Committee, consists of Messrs. Welts (Chair), Ax and Larson. The Nominating Committee’s role is to assist the Board in identifying qualified individuals to become members of the Board, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance policies and practices. The Board of Directors has determined that each member of the Nominating Committee is independent under the rules stated above under “Board and Committee Independence.”

Director Nominations Policy

The Company’s Board of Directors has adopted a Director Nominations Policy. The purpose of the Nominations Policy is to describe the process by which candidates are selected for possible inclusion in the Company’s recommended slate of director nominees (“Candidates”). The Nominations Policy is administered by the Nominating Committee and can be obtained on our website at www.igo.com.

Minimum Criteria for Board Members

Each Candidate must possess at least the following specific minimum qualifications:

•	each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders;

•	each Candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and shall have established a record of professional accomplishment in his or her chosen field;

•	each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee or committees of which he or she is a member, and shall not have other personal or professional commitments that would, in the Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so; and

•	each Candidate shall be willing to make, and shall be financially capable of making, the required investment in the Company’s stock in the amount and within the timeframe specified in the Company’s Corporate Governance Guidelines.

Desirable Qualities and Skills

In addition, the Nominating Committee also considers it desirable that Candidates possess the following qualities or skills:

•	each Candidate should contribute positively to the existing chemistry and collaborative culture among Board members; and

•	each Candidate should possess professional and personal experiences and expertise relevant to the Company’s goal of being the leading provider of innovative products and solutions for the mobile electronics industry.

Although the Board does not have a formal diversity policy with regard to Candidates, the Nominating Committee does look for Candidates with diverse talents, backgrounds and perspectives.

Internal Process for Identifying Candidates

The Nominating Committee has two primary methods for identifying Candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Nominating Committee solicits ideas for possible Candidates from a number of sources — members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research, including database and Internet searches.

Second, the Nominating Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify Candidates (and to approve such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, the search firm may be asked to identify possible Candidates who meet the minimum and desired qualifications expressed in the Nominations Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Nominating Committee and each Candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Nominating Committee.

The Nominations Policy for Candidates proposed by stockholders is set forth below.

Nomination Right of Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with our bylaws and our Nominations Policy. In order for the director nomination to be considered, it must be timely, which means a stockholder must deliver notice to the Company’s principal executive offices not less than 120 days prior to the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. In the event that the Company sets an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. The procedures described in the next paragraph are meant to establish an additional means by which certain stockholders can have access to the Company’s process for identifying and evaluating Candidates, and is not meant to replace or limit stockholders’ general nomination rights in any way. In addition to those Candidates identified through its own internal processes, the Nominations Policy also provides that stockholders may nominate directors pursuant to the procedures set forth in the Company’s Bylaws.

Evaluation of Candidates

The Nominating Committee will consider all Candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Nominating Committee’s initial evaluation, a Candidate continues to be of interest to the Nominating Committee, a member of the Nominating Committee, the Chairman of the Board or the chief executive officer will interview the Candidate and communicate his or her evaluation to the Nominating Committee members. Subsequent reviews may be conducted by other members of the Nominating Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating Committee will meet to finalize its list of recommended Candidates for the Board’s consideration.

Future Revisions to the Nominations Policy

The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The Nominating Committee intends to review the Nominations Policy at least annually and anticipates that modifications will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating Committee may amend the Nominations Policy at any time, in which case the most current version will be available on the Company’s web site at www.igo.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Messrs. Ax, Larson or Welts, each of whom served as a member of our Compensation Committee during the past year, has at any time been one of our officers or employees nor had any relationship that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board or compensation committee of any entity which has one or more executive officers serving as a member of our Board or Compensation Committee.

CORPORATE GOVERNANCE

Corporate Governance Policies

Current copies of the following materials related to iGo’s corporate governance policies and practices are available publicly on the Company’s web site at www.igo.com:

•	Audit Committee Charter;

•	Compensation and Human Resources Committee Charter;

•	Corporate Governance and Nominating Committee Charter;

•	Corporate Governance Guidelines;

•	Director Nominations Policy;

•	Code of Business Conduct and Ethics; and

•	Policy for Reporting Questionable Accounting or Auditing Matters.

Copies may also be obtained, free of charge, by writing to: Secretary, iGo, Inc., 17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona 85255.

Stockholders may communicate directly with any or all of our Board members or any Board committee by writing to such individuals or committees in care of our Secretary. The Secretary will forward any such communications to the addressee on a regular basis. The Chairman of the Board will receive all communications directed to the Board, and the Chairman of each committee will receive all communications directed to that specific committee. Please address any written communications as follows:

iGo, Inc.
[ADDRESSEE*]
 c/o Secretary
17800 N. Perimeter Dr., Suite 200
Scottsdale, Arizona 85255

*Board of Directors
*Audit Committee
*Compensation and Human Resources Committee
*Corporate Governance and Nominating Committee
*Name of individual director

The Corporate Governance Guidelines require each Board member to attend the Company’s annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director. There were four directors at the time of the 2010 annual meeting of stockholders and, other than Mr. Welts, who was unable to attend due to exigent circumstances, all members were present at the 2010 annual meeting.

Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics is posted on our Internet website at www.igo.com. If we make any amendment to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on our Internet website at www.igo.com.

Board Leadership Structure

The Board of Directors has adopted a leadership structure whereby there is always a Lead Independent Director. Currently, the Chairman of our Board of Directors is an independent director and, therefore, fills the Lead Independent Director role. If, however, at any time the Chairman of the Board of Directors was also serving as the Chief Executive Officer or was otherwise not independent, then a Lead Independent Director would be appointed. We believe that having a Chairman or Lead Independent Director at all times provides strong leadership for the Board of Directors and helps ensure critical and independent thinking by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chief Executive Officer is also a member of the Board of Directors, which we believe is critical to ensuring that material information is directly and readily available to the directors in their deliberations. We believe our structure is the proper leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors’ Role in Risk Oversight

As a smaller Company, the entire executive management team shares in the responsibility of risk assessment and management. Each member of the management team has direct access to the Board of Directors and its committees to ensure that all risk issues are frequently and openly communicated. The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our executive management team regarding the assessment and management of risk. For example, the Board reviews and approves the Company’s high level strategies, goals and policies to set the tone and direction for ensuring appropriate risk taking within the business.

In addition to discussions at regular Board meetings, our Audit Committee also meets separately with representatives of our independent registered public accounting firm to determine whether any material financial risks or any deficiencies in our internal controls over financial reporting have been identified and, if so, the executive management team’s plans to rectify or mitigate these risks. In addition, our Board and its committees have access at all times to the Company’s management to discuss any matters of interest, including those related to risk. Those members of our executive management team who are most knowledgeable of the issues facing the Company also regularly attend Board meetings to provide additional insight into items being discussed, including risk exposures. We believe that our Board leadership structure enables senior management to communicate identified risks to our Board and affords a free flow of communication between the Board and executive management regarding risk identification and mitigation.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee is responsible for reviewing and approving the compensation of our non-employee directors. All of our non-employee directors are paid under the same compensation program. Officers of iGo who also serve as directors do not receive any additional compensation for services as a director.

We use a combination of cash and equity-based compensation to attract and retain our non-employee directors. Compensation for our non-employee directors typically consists of a monthly cash retainer, meeting fees, and annual grants of restricted stock units (“RSUs”). Stock options are not currently a part of our non-employee director compensation program, and we do not provide retirement benefits to our non-employee directors. We previously granted equity awards to directors under our 2004 Non-Employee Director Long-Term Incentive Plan (the “2004 Director Plan”) and in 2010 began granting equity awards to directors under our Amended Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). Under these plans, we are able to grant stock options, stock appreciation rights, restricted stock awards and other stock awards as a means to attract and retain qualified individuals to serve on our Board and to align their interests with those of our stockholders. The plans are administered and interpreted by our Compensation Committee. The Compensation Committee has the authority to determine the members of our Board to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant. The Compensation Committee also has the authority to deal with any other matters arising under the 2004 Director Plan and the Omnibus Plan. However, the Compensation Committee does not have authority to re-price stock options or stock appreciation rights awarded under the plans without stockholder approval.

The compensation program for our non-employee directors currently consists of the following:

•	a cash retainer of $5,000 per month for the Chairman of the Board;

•	a cash retainer of $2,500 per month for all members other than the Chairman of the Board;

•	a cash retainer of $500 per month for the Lead Independent Director, if elected;

•	a cash meeting fee of $3,500 for each annual meeting of stockholders attended;

•	a cash meeting fee of $2,500 for each board meeting attended in person;

•	a cash meeting fee of $600 for each committee meeting and telephonic board meeting;

•	a grant of 60,000 RSUs upon election, or re-election, to the board of directors that vests on a pro rata basis of one-third per year on the anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon a director’s death, disability, or retirement;

•	an annual grant of 4,000 RSUs upon appointment to any board committee that vests in full on the first anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon a director’s death, disability, or retirement;

•	an annual grant of 3,000 RSUs to the Chairman of the Audit Committee that vests in full on the first anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon the director’s death, disability, or retirement;

•	an annual grant of 2,500 RSUs to the Chairman of the Compensation and Human Resources Committee that vests in full on the first anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon the director’s death, disability, or retirement;

•	an annual grant of 2,500 RSUs to the Chairman of the Corporate Governance and Nominating Committee that vests in full on the first anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon the director’s death, disability, or retirement; and

•	an annual grant of 10,000 RSUs upon election, or re-election to the Chairman of the Board of Directors that vests in full on the first anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon a director’s death, disability, or retirement.

Directors are also reimbursed for expenses in connection with their attendance at board and committee meetings.

Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors for 2010. Mr. Heil, who is our President and Chief Executive Officer, does not receive any additional compensation for his service as a director.

	Fees Earned
	or Paid	Stock
Name	in Cash ($)	Awards($)(1)	Total ($)

Peter L. Ax	56,100	22,500	78,600
Michael J. Larson	86,700	36,750	123,450
Frederic Welts	42,465	120,250	154,215

(1)	The amount of RSUs granted in 2010 and the grant date fair value computed in accordance with FASB ASC Topic 718 is as follows:

Name	Number of RSUs	$ Amount

Peter L. Ax	15,000	22,500
Michael J. Larson	24,500	36,750
Frederic Welts	78,750	120,250

A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 13 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.

RSUs granted to the non-employee directors in 2008 and 2009 for their re-election to the Board vest 100% on the third anniversary of the grant date, and may vest earlier, on a pro rata basis, upon the individual’s death, disability or retirement or, in full, upon a change in control of the Company. RSUs granted to the non-employee directors in 2010 for their re-election to the Board vest 33% per year on each anniversary of the grant date, and may vest earlier, on a pro rata basis, upon the individual’s death, disability or retirement or, in full, upon a change in control of the Company. RSUs granted to the non-employee directors in 2008, 2009 and 2010 for their service as Chairman of the Board or as a member or Chairman of a Board committee vest 100% upon the one year anniversary of the grant date, and may vest earlier, on a pro rata basis, upon the individual’s death, disability or retirement or, in full, upon a change in control of the Company.

The number of RSUs held by the non-employee directors at December 31, 2010 was as follows: Mr. Ax 24,166, Mr. Larson 33,666, and Mr. Welts 74,500. The amount shown in this column reflects the grant date fair value for the RSUs granted to the Directors during 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We compensate our management through a combination of base salary, annual incentive bonuses and long-term equity based awards which are designed to align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers, including the chief executive officer, chief financial officer and the other executive officers named in the Summary Compensation Table included in this proxy statement, all of whom we refer to as the named executive officers or NEOs.

The Compensation Committee’s membership is determined by the Board of Directors and is currently composed of Messrs. Larson (Chairman), Ax and Welts. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. During 2010, the Compensation Committee did not delegate any of its responsibilities. The Compensation Committee did not engage any consultants in 2008, 2009 or 2010, although they have the authority and funding to do so if they determine such consultation is needed.

The Compensation Committee meets throughout the year in person, and by phone, to perform its duties and periodically approves and adopts, or makes recommendations to the Board for, the Company’s compensation decisions (including the approval of grants of RSUs to our NEOs). The CEO and the General Counsel attend regular Committee meetings and, on occasion, meetings will conclude with an executive session during which only the Committee members are present.

The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, to consider appropriate compensation for our chief executive officer. For all other NEOs, the Compensation Committee meets outside the presence of all executive officers except our CEO and our General Counsel. The General Counsel recuses himself when the Compensation Committee discusses his compensation. Our CEO annually reviews each other NEO’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our annual cash incentive program, and the grants of long-term equity incentive awards for all executive officers, excluding himself. Based in part on these recommendations from our CEO and other considerations discussed below, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO. The Compensation Committee also annually analyzes our CEO’s performance and determines his base salary, annual cash incentive plan payout and long-term equity awards based on its assessment of his performance. The annual performance reviews of our NEOs are considered by the Compensation Committee when making decisions on setting base salary, targets for, and payments under our annual cash incentive plan and grants of long-term equity incentive awards. When making decisions on setting base salary, targets for and payments under our annual cash incentive program and grants of long-term equity incentive awards for new executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions to be made by the executive officer to us.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, target bonus, the dollar value to the executive and cost to us of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our NEOs reflected our compensation philosophy.

Compensation Philosophy

Our executive compensation plans have been designed to attract, retain and reward high caliber executives who are expected to formulate and execute our business plans in a manner that will provide our stockholders with a higher than average return on our common stock, while ensuring that our compensation levels are fair and appropriate to both our executives and stockholders. We believe that the compensation of our NEOs should focus their actions and efforts on the achievement of both individual and corporate annual targets as well as long-term business objectives and strategies. Specifically, the goals and objectives of our compensation program are:

•	to encourage growth and create increased stockholder value through the efficient use of corporate assets;

•	to recognize the contribution made by exceptional management; and

•	to provide the framework, as a component of the total compensation program, to attract, retain and motivate highly qualified management personnel.

To achieve these goals, we integrate base compensation with incentive cash bonuses based upon a variety of factors that include our operating performance, as well as each participant’s individual initiative and performance. The three main elements of our compensation plans and policies, base salary, annual incentive cash bonuses and long-term incentives in the form of equity grants, have been designed to significantly link total compensation with our operating performance. We do not use a mechanical formula for determining the mix of types of compensation paid to each of our NEOs; rather, we look at each individual’s performance and our corporate performance and the CEO’s (except with respect to his own compensation) and the Committee’s judgment and experience to determine an appropriate mix of compensation for each individual.

Encouraging Growth and Increasing Stockholder Value.

Because we are a relatively small company with limited capital resources, we believe it is incumbent upon our NEOs to utilize our available assets in an efficient manner. We have developed performance criteria measuring revenue growth, profit and loss performance and other qualitative factors based on achievement of specific tactical goals that support our strategic initiatives in order to motivate our NEOs to efficiently use our corporate assets. We believe that these measures reflect the efficient use of corporate assets because, if achieved, they will result in improved performance and increased profitability. We provide equity incentives, currently in the form of RSUs with time-based vesting, so that our NEOs will be incentivized to increase stockholder value over the long term and encourage our NEOs to remain with the Company. We utilize RSUs rather than other forms of equity compensation because we believe that RSUs effectively meet our equity incentive objectives and the accounting treatment of RSUs is more attractive than that of other forms of equity compensation in light of FASB ASC Topic 718.

Recognizing Contributions.

We use a combination of company goals and individual performance measures to motivate exceptional performance. We award annual cash bonuses based upon a variety of factors that include our operating performance, which we believe is best measured by revenue growth and earnings before interest, taxes, depreciation and amortization, or EBITDA, as well as each participant’s individual initiative and performance as measured by individual goals unique to the NEO’s position and responsibilities. To compute EBITDA, we begin with reported net income (loss) as reported in accordance with generally accepted accounting principles. We then subtract interest income and add income tax expense, depreciation and amortization, non-cash charges, and other items as determined in the discretion of the Compensation Committee.

Elements of the Compensation Program

Our executive compensation program is designed to reflect the philosophy and objectives we have described above. The elements of executive pay are presented in the table below and discussed in more detail in the following paragraphs:

Component	Type of Payment	Goal and Objective

Base Salary	Fixed annual cash payments with each executive eligible for annual increase.	Attract and retain executive talent.
Annual Incentive Bonus	Company and individual performance-based annual cash payment.	Encourage growth/increase stockholder value. Recognize contribution of management.
Long-term Incentives	Company and individual performance-based equity awards.	Align interests of executives with those of our stockholders. Encourage executive retention.

We view these components of compensation as related, but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. In setting compensation in the past, the Compensation Committee has utilized competitive benchmarking derived from reports obtained from the American Electronics Association (AeA) and Watson Wyatt which offer compensation data for companies in the electrical equipment and electronics industry that generate less than $100 million in revenue. We believe that, as is common in the technology sector, long-term equity awards are the primary compensation-related motivator in attracting and retaining employees and that salary and bonus levels are secondary considerations to most employees. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Our Compensation Committee’s philosophy, however, is to make a greater percentage of an employee’s compensation performance-based as he or she becomes more senior and to keep cash compensation to the minimum competitive level while providing the opportunity to be well rewarded through equity if the Company performs well over time.

Base Salary.  During 2010, the Compensation Committee determined that no adjustments to base salaries for our NEOs was necessary based primarily on an evaluation of the Company’s overall performance and the peer group pay levels for similar positions that had been conducted in prior years. The Compensation Committee also considered other factors including the executive officer’s role, past performance, experience and capabilities. The Compensation Committee does not assign relative weights to these factors but instead makes a subjective determination based on all of the factors. Base salaries are reviewed on an annual basis as well as at the time of any promotions or other changes in responsibilities. We believe that the salaries paid achieved our objectives and were appropriate.

Incentive Compensation.  The Compensation Committee is responsible for administering and interpreting our incentive compensation program, including determining eligibility, approving performance goals and plans, and determining bonus awards. With the exception of Mr. Dennison, for 2008, 2009 and 2010, the Compensation Committee adopted an incentive bonus plan based primarily on EBITDA and revenue targets but did not set specific individual goals for each participant. We use EBITDA as a performance target because we believe it accurately reflects our compensation philosophy of encouraging growth and creating increased stockholder value through the efficient use of corporate assets. Because it eliminates non-cash charges such as depreciation and amortization, we believe that EBITDA provides a good measure not only of our sales growth but also our ability to control costs. In addition to EBITDA, we added a revenue target for 2008, 2009 and 2010 because we believe it encourages sales growth and accounts for our desire to invest in the long-term growth of our business, potentially at the expense of our near-term EBITDA, when growth opportunities present themselves.

The Compensation Committee adopted a separate commission and management by objective (MBO) plan for Mr. Dennison based on quarterly revenue targets. The Compensation Committee uses revenue as the performance target for Mr. Dennison because Mr. Dennison’s primary responsibility is to generate sales. Linking Mr. Dennison’s incentive compensation to quarterly revenue goals encourages sales growth and reflects our desire to invest in the long-term growth of our business when growth opportunities present themselves, potentially at the expense of our near-term EBITDA. Mr. Dennison’s MBO’s are determined quarterly by the CEO and reviewed by the Chairman of the Compensation Committee. These individual MBO’s are designed to reward specific objectives that are accomplished by Mr. Dennison, such as the establishment of a sales relationship with a new customer.

The determination of whether to make incentive compensation payments under the incentive compensation program takes into account input from our NEOs and the Compensation Committee’s consideration, among other things, of one or more of the goals outlined below. The Compensation Committee has the discretion to take individual performance into account and to make adjustments, up or down, of the amount to be paid under the formula described below.

We do not use historical performance as a predictor of future performance. Our future financial results, including EBITDA and revenue, are subject to many risk factors, all of which are detailed in our Annual Report on Form 10-K for the year ended December 31, 2010 (see Risk Factors section), and contribute to our belief that our incentive performance goals should be challenging to obtain. Some of these challenges include our ability to generate new, and replace lost, customers, our ability to develop new products and technology, our ability to obtain adequate pricing for our products, and to improve our cost structure. For these reasons, we expect the 2011 performance targets to be difficult to achieve.

The following is a summary of the individual incentive compensation programs for our NEOs during 2010:

Michael D. Heil.  Under the 2010 program, the EBITDA and revenue targets accounted for 40% and 60% of Mr. Heil’s targeted bonus, respectively. The 2010 EBITDA and revenue targets were not achieved and, as a result, Mr. Heil did not receive a bonus for 2010.

Darryl S. Baker.  Under the 2010 program, the EBITDA and revenue targets accounted for 40% and 60% of Mr. Baker targeted bonus, respectively. The 2010 EBITDA and revenue targets were not achieved and, as a result, Mr. Baker did not receive a bonus for 2010.

J. Brian Dennison.  Under the 2010 program, revenue targets accounted for 50% of Mr. Dennison’s targeted bonus and MBO’s accounted for the other 50% of Mr. Dennison’s targeted bonus. The revenue targets and MBO’s were not achieved and, as a result, Mr. Dennison did not receive a bonus for 2010.

Brian M. Roberts.  Under the 2010 program, the EBITDA and revenue targets accounted for 40% and 60% of Mr. Roberts targeted bonus, respectively. The 2010 EBITDA and revenue targets were not achieved and, as a result, Mr. Roberts did not receive a bonus for 2010.

Walter F. Thornton.  Under the 2010 program, the EBITDA and revenue targets accounted for 40% and 60% of Mr. Thornton’s targeted bonus, respectively. The 2010 EBITDA and revenue targets were not achieved and, as a result, Mr. Thornton did not receive a bonus for 2010.

Equity Compensation.  We believe that stock ownership by our executive officers, through our equity-based compensation plans, aligns the interests of the executive officers with those of our stockholders. By using equity-based compensation, over a period of time, our executive officers should become larger holders of common stock. This is intended to strengthen their identification and interests with our stockholders and make increasing stockholder value an even more important focus for our management group. In addition, the Compensation Committee believes that the use of equity-based compensation combined with a focus on our operating performance will create a balance of these two long-term objectives.

Long-term equity grants are made under the Omnibus Plan adopted by the Company’s stockholders at its 2004 annual meeting. The Compensation Committee may make the following types of grants under the Omnibus Plan, with terms to be established by the Compensation Committee:

•	Stock options;

•	Stock appreciation rights;

•	Restricted stock awards;

•	Performance awards; and

•	Other stock-based awards.

The total aggregate number of shares of our common stock that may be issued under the Omnibus Plan is 2,350,000 shares. This share limit is adjusted in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. The Omnibus Plan will currently terminate by its terms in March 2014.

Prior to 2005, we granted stock options as the main form of equity-based incentives. We selected options because of the widespread expectation of employees in our industry that they would receive stock options and the favorable accounting and tax treatment to us. However, beginning in 2005, with our adoption of Financial Accounting Standards No. 123(R), the accounting treatment of stock options became less attractive. As a result, beginning in 2005, we began granting long-term, equity-based compensation in the form of RSUs pursuant to a Company-wide equity compensation program adopted by the Compensation Committee in 2004. These RSUs were granted under the Omnibus Plan.

All full-time employees, including the NEOs, are eligible to receive RSUs. We believe that RSUs serve to recognize the contribution of our employees and encourage long-term employee retention. We set the vesting of these RSUs based primarily on continued service with the Company. All RSUs granted since January 2007 are time-based awards, with vesting generally occurring either 25% per year over four years or, more recently, 33% per year over three years. Previously, for RSUs granted between January 2005 and January 2007, vesting was primarily set on a time-based schedule with all RSUs fully vesting in January 2010; however, they could have vested earlier upon the achievement of specific performance objectives tied to EBITDA and net income per share. We chose these objectives because we believed that the EBITDA and net income objectives were aligned with our goal of providing superior stockholder returns. As a result of the achievement of the 2007 EBITDA target, 50% of the RSUs granted between January 2005 and January 2007 vested in March 2008, and the remaining 50% vested in January 2010. Currently, all of our outstanding RSUs have time-based vesting parameters and are not eligible for earlier performance-based vesting. All of our outstanding RSUs, however, regardless of when granted, may vest earlier, on a pro-rata basis, upon the death, disability, termination without cause, or retirement of the plan participants or in full upon a change in control of the Company. This accelerated vesting is discussed under “Employment Agreements and Termination Payments” below. We do not time RSU or other equity grants in coordination with the release of material non-public information.

During 2010, with the exception of Mr. Dennison, the NEOs did not receive any grants of RSUs. Mr. Dennison received a grant of 50,000 RSUs on April 2, 2010 vesting 33% per year over three years in connection with his promotion to Vice President, Americas Sales.

Other Executive Benefits and Perquisites

Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, long-term disability insurance and our 401(k) plan.

Other Compensation Matters

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly-held corporation of compensation in excess of $1 million paid to the CEO or any other of its four most highly compensated executive officers, unless that compensation is “performance-based compensation” as defined by the Internal Revenue Code. The Compensation Committee considers deductibility under Section 162(m) with respect to our compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of iGo that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to our success, such as encouraging employee retention and rewarding achievement. Historically, we have not paid compensation to our executive officers that resulted in any amount that was not deductible under Section 162(m).

Policy on Recovery of Compensation.  Our CEO and CFO are required to repay certain bonuses and equity-based compensation they receive if we are required to restate our financial statements as required by the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act of 2010.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our CEO, our CFO, and our three other highest paid executive officers for 2010, 2009 and 2008.

					Non-Equity
					Incentive Plan	All Other
Name and		Salary	Bonus	Stock Awards(1)	Compensation(2)	Compensation(3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)

Michael D. Heil	2010	380,000	—	—	—	15,382	395,382
President, Chief	2009	400,538	—	—	—	8,904	409,442
Executive Officer	2008	400,000	—	—	164,134	14,079	578,213
and Member of the Board of Directors
Darryl S. Baker	2010	195,000	—	—	—	7,998	202,998
Vice President and	2009	196,577	—	—	—	8,474	205,051
Chief Financial Officer
J. Brian Dennison	2010	178,154	—	100,000	—	8,180	286,334
Vice President, Americas Sales
Brian M. Roberts	2010	195,000	—	—	—	10,324	205,324
Vice President, General	2009	202,500	—	—	—	6,710	209,210
Counsel and Secretary	2008	186,231	—	161,250	32,750	6,200	386,431
Walter F. Thornton	2010	190,000	—	—	—	7,600	197,600
Vice President, Product	2009	197,308	—	—	—	9,451	206,759
Management and Supply Chain	2008	190,000	—	161,250	38,982	3,215	393,447

(1)	The amount shown in this column reflects the grant date fair value of RSU awards computed in accordance with ASC Topic 718. There were no forfeitures by the NEOs in 2010, 2009 and 2008. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 13 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.

(2)	The amount shown in this column represents the annual cash incentive award earned under the Company’s incentive cash bonus plan.

(3)	The amounts set forth under “All Other Compensation” represent the aggregate dollar amount for each NEO for perquisites and other personal benefits, 401(k) contributions by the Company, executive health insurance, travel expenses, home internet reimbursement, and severance pay and paid time off payout.

						Severance Pay
		401(k)	Executive			and Paid
		Match	Health	Travel	Internet	Time Off
Name	Year	($)	Insurance ($)	Reimbursements ($)	Reimbursement ($)	Payout (S)

Michael D. Heil	2010	15,382	—	—	—	—
	2009	3,108	5,736	—	60	—
	2008	6,728	6,800	—	551	—
Darryl S. Baker	2010	7,998	—	—	—	—
	2009	8,474	—	—	—	—
J. Brian Dennison	2010	8,180	—	—	—	—
Brian M. Roberts	2010	10,324	—	—	—	—
	2009	6,710	—	—	—	—
	2008	6,200	—	—	—	—
Walter F. Thornton	2010	7,600	—	—	—	—
	2009	9,451	—	—	—	—
	2008	3,215	—	—	—	—

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for each of our CEO, CFO, and remaining NEOs during 2010.

		% of Annual
	% of Salary to	Cash Incentive Payment
Name	Total Compensation	to Total Compensation

Michael D. Heil	96	—
Darryl S. Baker	96	—
J. Brian Dennison	64	—
Brian M. Roberts	95	—
Walter F. Thornton	96	—

Employment Agreements and Termination Payments

We have an employment agreement only with Mr. Heil. Mr. Heil’s employment agreement expires on June 11, 2011 and will continue to automatically renew on a year-to-year basis at the end of each annual term, unless either party to the agreement gives the other party notice of termination at least 90 days prior to the end of the then current term. The employment agreement provides for increases in base salary as determined by the Board of Directors. We do not have employment agreements with Messrs. Baker, Dennison, Roberts or Thornton.

Pursuant to the terms of all of our outstanding RSU agreements, all RSUs granted to employees, including NEOs, will vest on a pro rata basis, upon the individual’s death, disability, termination without cause or retirement or, in full, upon a change in control of the Company.

Michael D. Heil.  As of December 31, 2010, Mr. Heil’s annual base salary was $380,000. Mr. Heil has a targeted annual calendar year cash bonus of 70% of his then current salary. If Mr. Heil’s employment agreement is terminated as a result of non-renewal or his constructive termination, death or disability, then Mr. Heil shall be entitled to receive (a) an amount equal to one-year of his then applicable salary, (b) an amount equal to his targeted bonus for the applicable calendar year multiplied by a fraction, the numerator of which shall be the actual days he was employed by iGo during such calendar year, and the denominator of which shall be 365, and (c) a vested percentage of his original grant of 500,000 time-based RSUs in an amount equal to (1) a percentage equal to: (A) the number of months Mr. Heil was employed by iGo, divided by (B) forty-eight, less (2) the percentage of the original time-based RSUs which were vested as of the date of such termination. In the event of a change of control, as defined in the agreement, all of the original time-based RSUs held by Mr. Heil will become immediately and fully vested and not subject to restriction. On March 19, 2008, the Compensation Committee amended the terms of Mr. Heil’s original 500,000 performance-based RSUs to provide that they will vest, on a pro rata basis from the date of the amendment, upon his death, disability, termination without cause or retirement and, in full, upon a change in control of the Company.

Darryl S. Baker.  As of December 31, 2010, Mr. Baker’s annual base salary was $195,000. Mr. Baker has a targeted annual calendar year cash bonus of 35% of his annual base salary. Mr. Baker does not have an employment agreement. Mr. Baker is entitled, however, under a Company-wide severance policy established by the Compensation Committee, to receive a lump sum of six months’ base salary and continued health benefits for a period of six months in the event he is terminated without cause or as a result of his constructive termination. Mr. Baker is also a party to a change-in control agreement under which, for two (2) years after a change in control, as defined in the agreement, if his employment is involuntarily terminated, he will receive a lump sum of six months’ base salary and six months’ of his maximum bonus for the year in which he is terminated and, under the severance policy, continued health benefits for a period of six months. All equity compensation held by Mr. Baker will vest, on a pro rata basis from the date of grant, in the event of his death, disability, termination without cause, or retirement and, in full, upon a change in control of the Company.

J. Brian Dennison.  As of December 31, 2010, Mr. Dennison’s annual base salary was $183,000. Mr. Dennison has a targeted quarterly commission equal to 35% of his annual base salary and targeted management by objectives (MBO) targets equal to 35% of his annual base salary, for a combined total quarterly commission and bonus equal to 70% of his annual base salary. Mr. Dennison does not have an employment agreement. Mr. Dennison is entitled, however, under a Company-wide severance policy established by the Compensation Committee, to receive a lump sum of six months’ base salary and continued health benefits for a period of six months in the event he is terminated without cause or as a result of his constructive termination. In the event that Mr. Dennison’s employment is terminated as a result of a change in control of the Company, Mr. Dennison is entitled to receive a severance payment equal to six months’ salary, six months commission and bonus, assuming achievement at the 100% level of performance, and continued health benefits for a period of six months. All equity compensation held by Mr. Dennison will vest, on a pro rata basis from the date of grant, in the event of his death, disability, termination without cause, or retirement and, in full, upon a change in control of the Company.

Brian M. Roberts.  As of December 31, 2010, Mr. Roberts’ annual base salary was $195,000. Mr. Roberts has a targeted annual calendar year cash bonus of 30% of his annual base salary. Mr. Roberts does not have an employment agreement. Mr. Roberts is entitled, however, under a Company-wide severance policy established by the Compensation Committee, to receive a lump sum of six months’ base salary and continued health benefits for a period of six months in the event he is terminated without cause or as a result of his constructive termination. Mr. Roberts is also a party to a change-in control agreement under which, for two (2) years after a change in control, as defined in the agreement, if his employment is involuntarily terminated, he will receive a lump sum of six months’ base salary and six months’ of his maximum bonus for the year in which he is terminated and, under the severance policy, continued health benefits for a period of six months. All equity compensation held by Mr. Roberts will vest, on a pro rata basis from the date of grant, in the event of his death, disability, termination without cause, or retirement and, in full, upon a change in control of the Company.

Walter F. Thornton.  As of December 31, 2010, Mr. Thornton’s annual base salary was $190,000. Mr. Thornton has a targeted annual calendar year cash bonus of 35% of his annual base salary. Mr. Thornton does not have an employment agreement. Mr. Thornton is entitled, however, under a Company-wide severance policy established by the Compensation Committee, to receive a lump sum of six months’ base salary and continued health benefits for a period of six months in the event he is terminated without cause or as a result of his constructive termination. In the event that Mr. Thornton’s employment is terminated as a result of a change in control of the Company, Mr. Thornton is entitled to receive a severance payment equal to six months’ salary, six months bonus, assuming achievement at the 100% level of performance, and continued health benefits for a period of six months. All equity compensation held by Mr. Thornton will vest, on a pro rata basis from the date of grant, in the event of his death, disability, termination without cause, or retirement and, in full, upon a change in control of the Company.

The table below contains certain information concerning termination and change in control payments as if the event occurred on December 31, 2010 for our NEOs.

TERMINATION AND CHANGE IN CONTROL PAYMENTS TABLE

		Before Change	After Change
		in Control	in Control
		Termination w/o	Termination w/o	Voluntary
		Just Cause or	Just Cause or	Termination
		Constructive	Constructive	or with	Death /	Change in
		Termination	Termination	Just Cause	Disability	Control
Name	Type of Benefit	($)	($)	($)	($)	($)

Michael D. Heil	Severance Pay	646,000 (1)	646,000 (1)	-0-	-0-	-0-
	RSU Acceleration	1,080,000	1,440,000	-0-	1,080,000	1,440,000
	Total	1,726,000	2,086,000	-0-	1,080,000	1,440,000
Darryl S. Baker	Severance Pay	97,500 (2)	131,625 (3)	-0-	-0-	-0-
	RSU Acceleration	185,560	260,997	-0-	185,560	260,997
	Total	283,060	392,622	-0-	185,560	260,997
J. Brian Dennison	Severance Pay	91,500 (2)	155,550 (3)	-0-	-0-	-0-
	RSU Acceleration	121,207	317,868	-0-	121,207	317,868
	Total	212,707	473,418	-0-	121,207	317,868
Brian M. Roberts	Severance Pay	97,500 (2)	126,750 (3)	-0-	-0-	-0-
	RSU Acceleration	204,360	280,197	-0-	204,360	280,197
	Total	301,860	406,947	-0-	204,360	280,197
Walter F. Thornton	Severance Pay	95,000 (2)	128,250 (3)	-0-	-0-	-0-
	RSU Acceleration	185,560	260,997	-0-	185,560	260,997
	Total	280,560	389,247	-0-	185,560	260,997

(1)	These amounts reflect a lump sum payment equal to 100% of Mr. Heil’s annual base salary plus a pro-rated bonus at the 70% performance level.

(2)	These amounts reflect a lump sum payment equal to 50% of the individual’s annual base salary at December 31, 2010.

(3)	These amounts reflect a lump sum payment equal to 50% of the individual’s annual base salary at December 31, 2010 plus 50% of his incentive compensation at the 100% performance level.

We believe that our severance and change in control provisions are consistent with the programs and levels of severance and post employment compensation of other companies in our peer group and believe that these arrangements are reasonable.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unvested RSUs for each of the NEOs as of December 31, 2010.

	Stock Awards
	Number of Shares or	Market Value of Shares
	Units That Have Not	of Units of Stock That
Name	Vested (#)	Have Not Vested ($)

Michael D. Heil(1)	375,000	1,440,000
Darryl S. Baker(2)	67,968	260,997
J. Brian Dennison(3)	82,778	317,868
Brian M. Roberts(4)	72,968	280,197
Walter F. Thornton(5)	67,968	260,997

(1)	Subject to continued employment, 125,000 of Mr. Heil’s RSUs will automatically vest on each of March 19, 2011, June 11, 2011 and March 19, 2012, and earlier, in full, upon a change of control, or on a pro rata basis upon Mr. Heil’s death, disability, termination without cause or retirement.

(2)	5,468 of Mr. Baker’s RSUs vested on January 2, 2011. Subject to continued employment, 31,250 of Mr. Baker’s RSUs will vest on each of March 19, 2011 and March 19, 2012, and earlier, in full, upon a change of control, or on a pro rata basis upon Mr. Baker’s death, disability, termination without cause or retirement.

(3)	17,778 of Mr. Dennison’s RSUs vested on January 2, 2011. Subject to Subject to continued employment, 21,667 of Mr. Dennison’s RSUs will vest on each of April 2, 2011 and April 2, 2012 and 21,666 of Mr. Dennison’s RSUs will vest on April 2, 2013, and earlier, in full, upon a change of control, or on a pro rata basis upon Mr. Dennison’s death, disability, termination without cause or retirement.

(4)	10,468 of Mr. Roberts’ RSUs vested on January 2, 2011. Subject to continued employment, 31,250 of Mr. Roberts’ RSUs will vest on each of March 19, 2011 and March 19, 2012, and earlier, in full, upon a change of control, or on a pro rata basis upon Mr. Roberts’ death, disability, termination without cause or retirement.

(5)	5,468 of Mr. Thornton’s RSUs vested on January 2, 2011. Subject to continued employment, 31,250 of Mr. Thornton’s RSUs will vest on each of March 19, 2011 and March 19, 2012, and earlier, in full, upon a change of control, or on a pro rata basis upon Mr. Thornton’s death, disability, termination without cause or retirement.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises during 2010. The following table reflects the aggregate value realized by the NEOs for RSUs that vested in 2010.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting(1)
Name	(#)	($)

Michael D. Heil	250,000	372,500
Darryl S. Baker	55,156	77,217
J. Brian Dennison	22,778	31,867
Brian M. Roberts	60,156	83,367
Walter F. Thornton	55,156	77,217

(1)	The value realized is the fair market value on the date the RSUs vested.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 8, 2011 by:

•	each person or entity known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our Directors and Executive Officers; and

•	all of our Directors and Executive Officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Number of Shares
	Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)	Percentage(3)

Directors and Executive Officers:
Peter L. Ax	42,000	*
Michael D. Heil	598,582	1.8%
Michael J. Larson	61,000	*
Frederic Welts	4,250	*
Darryl S. Baker	108,344	*
J. Brian Dennison	52,503	*
Brian M. Roberts	124,643	*
Walter F. Thornton	113,183	*
Executive officers and directors as a group (8 persons)	1,104,505	3.3%
5% or more Stockholders:
Adage Capital Partners, L.P.(4)	7,349,500	22.3%

*	Represents beneficial ownership of less than 1%.

(1)	The address of all directors and officers is c/o iGo, Inc., 17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona 85255.

(2)	“Beneficially” owned shares, as defined by the Securities and Exchange Commission, are those shares as to which a person has voting or investment power, or both. “Beneficial” ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

(3)	Percentage of beneficial ownership is based upon 33,004,456 shares of common stock outstanding as of March 8, 2011. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of March 8, 2011, including upon the exercise of an option or warrant.

(4)	Based solely on a Form 4 filed with the Securities and Exchange Commission on December 1, 2006. The Form 4 indicates that these shares are held directly by Adage Capital Partners, L.P., a limited partnership of which Adage Capital Partners GP, L.L.C. is the general partner. The Form 4 indicates that Adage Capital Partners GP, L.L.C. has discretion over these shares, but disclaims beneficial ownership except to the extent of its pecuniary interest therein. The address for Adage Capital Partners GP, L.L.C. is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives aggregate information regarding grants under all of our equity compensation plans through December 31, 2010.

				Number of Securities
	Number of Securities			remaining available
	to be Issued upon		Weighted-average	for future Issuance under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(excluding Securities
	Warrants and Rights		Warrants and Rights	reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by stockholders	—		—	2,268,581	(1)
Equity compensation plans not approved by stockholders	5,000	(2)	$7.59	—

Total:	5,000		$7.59

(1)	Includes 1,768,222 shares available under the 2001 Employee Stock Purchase Plan and 500,359 shares available under the Omnibus Plan.

(2)	Includes 5,000 warrants issued to Silicon Valley Bank at an exercise price of $7.59 per share in connection with an amendment to our line of credit, which are fully vested and expire September 3, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures

Pursuant to our Audit Committee Charter, the Audit Committee, or a comparable body of our board, must review and approve all related-party transactions. Our Audit Committee typically analyzes the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related- party transaction:

•	whether the terms are fair to iGo;

•	whether the transaction is material to iGo;

•	the role the related party has played in arranging the related-party transaction;

•	the structure of the related-party transaction; and

•	the interest of all related persons in the related-party transaction.

In addition, our Bylaws state that any contract or transaction with iGo in which one or more of our officers or directors have a financial interest will not be void or voidable if:

•	the material facts as to the officer or director’s relationship or interest and as to the contract or transaction are disclosed or are known to the board or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors; or

•	the material facts as to the officer or director’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or

•	the contract or transaction is fair as to iGo as of the time it is authorized, approved or ratified by the board, a committee of the board, or the stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish us with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for 2010.

AMENDMENTS TO THE IGO, INC. OMNIBUS LONG-TERM INCENTIVE PLAN
(INFORMATION RELATING TO PROPOSALS NO. 2 AND 3)

Our Board approved the iGo, Inc. Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) in 2004 and it was approved by our stockholders at our 2004 Annual Meeting of Stockholders. At our 2010 Award Meeting of Stockholders our Stockholders approved an amendment to our Omnibus Plan to include non-employee directors as eligible participants. As of March 8, 2011, we have 521,093 shares of common stock available for issuance under the Omnibus Plan. This amount is insufficient to continue with our employee and non-employee director compensation programs described in this proxy. Accordingly, on March 8, 2011, our Board adopted, subject to stockholder approval, amendments to the Omnibus Plan that would extend the term an additional ten years until March 11, 2024 and increase the number of shares available under the Omnibus Plan by 3,000,000, from 2,350,000 to 5,350,000. Each amendment, which will be voted on separately, is set forth below in the proposals for approval by stockholders. Neither amendment is conditioned on the approval of the other.

Under the Omnibus Plan, we are able to grant stock options, stock appreciation rights, restricted stock awards, performance awards and other stock awards as a means to encourage participants to contribute to our growth. Our employees and the employees of our affiliates, non-employee directors, as well as consultants and advisors that we retain are currently eligible to participate in the Omnibus Plan. The following is a summary of the material terms of the Omnibus Plan. A copy of the amendments to the Omnibus Plan, as proposed, is attached to this proxy statement as Appendix A.

Effective Date.  The Omnibus Plan became effective as of March 11, 2004. Unless sooner terminated as provided in the Omnibus Plan, the Omnibus Plan will currently terminate on March 11, 2014. If Proposal No. 2 is approved, unless sooner terminated as provided in the Omnibus Plan, the Omnibus Plan will terminate on March 11, 2024.

Purpose.  The purpose of the Omnibus Plan is to provide our employees and our non-employee directors with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of our stockholders.

Administration.  The Omnibus Plan is administered and interpreted by the Compensation Committee of the Board. The Compensation Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Compensation Committee shall determine, to grant awards to employees who are not officers or members of the Board for purposes of Section 16 of the Securities Exchange Act of 1934. The Compensation Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant. The Compensation Committee also has the authority to deal with any other matters arising under the Omnibus Plan. However, the Compensation Committee does not have authority to reprice stock options or stock appreciation rights awarded under the Omnibus Plan without stockholder approval.

Eligibility.  Currently, our employees and the employees of our affiliates, non-employee directors, as well as consultants and advisors that we retain are eligible to participate in the Omnibus Plan. The Company currently has approximately 60 employees and 3 non-employee directors.

Grants.  The Compensation Committee may make the following types of grants under the Omnibus Plan, with terms to be established by the Committee:

•	Stock options;

•	Stock appreciation rights;

•	Restricted stock awards;

•	Performance awards; and

•	Other stock-based awards.

New Plan Benefits.  Grants under the Omnibus Plan are made at the discretion of the Compensation Committee. Accordingly, the benefits or amounts that will be received or allocated to our employees and executive officers are not currently determinable. If Proposal No. 3 is approved at the 2011 annual meeting of stockholders, our Compensation Committee anticipates approving the following formula grants of RSUs shortly after confirmation of the voting results:

		Number of Shares
	Dollar	Subject to Options
Individual or Group Name	Value($)(1)	and RSUs Granted

Non-Executive Officer Director Group (three persons)
Michael J. Larson(2)	$309,270	84,500
Peter L. Ax(3)	274,500	75,000
Frederic Welts(4)	53,070	14,500
Total of Non-Executive Officer Director Group (three persons)	$636,840	174,000

(1)	Estimated for illustrative purposes only and is determined by multiplying the closing price of our common stock on March 1, 2011 by the total number of RSUs granted.

(2)	60,000 RSUs would vest on a pro rata basis of one-third per year on the anniversary of the grant date and 24,500 RSUs would vest in full on the anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon death, disability or retirement or, in full, upon a change of control event.

(3)	60,000 RSUs would vest on a pro rata basis of one-third per year on the anniversary of the grant date and 15,000 RSUs would vest in full on the anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon death, disability or retirement or, in full, upon a change of control event.

(4)	14,500 RSUs would vest in full on the anniversary of the grant date, subject to earlier vesting, on a pro rata basis, upon death, disability or retirement or, in full, upon a change of control event.

Shares.  The total aggregate number of shares of our common stock that may currently be issued under the Omnibus Plan is 2,350,000 shares. As of March 8, 2011, 521,093 shares remain available for issuance under the Omnibus Plan. If Proposal No. 3 is approved, the total aggregate number of shares of common stock that may be issued under the Omnibus Plan will be 5,350,000, of which 3,521,093 would be available for issuance under the Omnibus Plan. The share limits will be adjusted by the Compensation Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. Grants paid in cash will not count against the foregoing limits.

For administrative purposes, the Compensation Committee will reserve shares for issuance when grants payable in common stock are made under the Omnibus Plan. If and to the extent stock options granted under the Omnibus Plan terminate or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock appreciation rights, restricted stock awards, performance awards or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Omnibus Plan. In addition, shares surrendered by a participant or retained by the Company as payment for a grant or to satisfy withholding obligations or shares reacquired by the Company using the proceeds from a grant’s purchase price will again be available for issuance under the Omnibus Plan. Finally, to the extent that grants are paid in cash, and not in shares of common stock, any shares previously reserved for issuance pursuant to such grants will again be available for issuance under the Omnibus Plan.

Individual Limits.  If the Compensation Committee determines at the time an award is made to a participant that such participant is or may be, for the tax year in which we would claim a tax deduction in connection with the award, a covered employee, as defined in Section 162(m) of the Internal Revenue Code, no participant receiving such an award will be granted (i) options or stock appreciation rights with respect to more than 350,000 shares in the aggregate within any fiscal year, (ii) performance shares which could result in such participant receiving more than

125,000 shares for each full fiscal year contained in the performance period of a particular award, subject to exceptions described in the plan, and (iii) performance units which could result in such participant receiving more than $1,000,000 for each full fiscal year contained in the performance period of a particular award, subject to exceptions described in the Omnibus Plan. The foregoing share limits will be adjusted by the Compensation Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization.

Options.  The Compensation Committee will select the participants who will receive stock options. The Compensation Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. Stock options may be either incentive stock options or nonqualified stock options.

The exercise price of an option may be equal to or greater than the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, in shares of our common stock having a fair market value on the date of exercise equal to the amount of the exercise price, through a broker by having the broker sell our common stock simultaneously with the exercise of the option, or by any other method permitted by the Compensation Committee.

The Compensation Committee will determine when options may be exercised. The Compensation Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised during the participant’s employment or service. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.

Restricted Stock Awards.  The Compensation Committee may grant restricted stock awards, which may take the form of actual shares or stock units, to participants. The Compensation Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of restricted stock awards. The Compensation Committee will determine under what circumstances a participant may retain restricted stock awards after termination of the participant’s employment or service. The Compensation Committee will determine to what extent a participant will have the right to vote restricted stock awards and to receive any dividends or other distributions paid on restricted stock awards.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights to participants. Each stock appreciation right represents the right of the participant to receive the difference between the fair market value of a share on the date of exercise and an exercise price, payable in cash or shares. The Compensation Committee will determine the number of stock appreciation rights to be granted, the vesting, and the other terms applicable to each grant. The Compensation Committee will determine under what circumstances a participant may retain stock appreciation rights after termination of the participant’s employment or service.

Performance Awards.  The Compensation Committee may grant performance awards to participants. Performance awards represent the right of the participant to receive a share of our stock or a cash amount, if specified performance goals are met. The Compensation Committee will determine the number of performance awards to be granted and will establish the performance goals and other conditions for payment of performance awards. The Compensation Committee will determine under what circumstances a participant may retain performance awards after termination of the participant’s employment or service.

Other Stock-Based Awards.  The Compensation Committee may grant other stock-based awards to participants. Other stock-based awards include dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes related to an award, which are payable in shares, cash, other securities or any other form of property as the Compensation Committee may determine. These other stock-based awards may be granted subject to performance goals or other conditions.

Nonassignability of Grants.  Grants under the Omnibus Plan are not assignable or transferable by the participant except by will or the laws of descent and distribution. Grants under the Omnibus Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant’s creditors.

Qualified Performance-Based Compensation.  The Compensation Committee may determine that an award granted to an employee will be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see discussion of Section 162(m) under “Federal Income Tax Consequences” below). Any such grant shall be subject to the attainment of performance goals for the performance period. For such grants, the Compensation Committee will establish performance goals within 90 days following the commencement of the applicable performance period, or such earlier time as prescribed by Section 162(m) or regulations thereunder. The Compensation Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals. Prior to the payment of any such award, the Compensation Committee will verify in writing that the performance goals were achieved.

The Compensation Committee will use objectively determinable performance goals based on one or more of the following criteria: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. The performance goals may relate to the Company or one or more operating units or groups, as the Compensation Committee may determine.

Amendment and Termination of the Omnibus Plan.  The Omnibus Plan currently terminates on March 11, 2014. If Proposal No. 2 is approved, unless sooner terminated as provided in the Omnibus Plan, the Omnibus Plan will terminate on March 11, 2024. Subject to the approval of the Board, where required, the Compensation Committee may at any time and from time to time alter, amend, suspend, or terminate the Omnibus Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Compensation Committee without the approval of stockholders, if required to comply with the Internal Revenue Code or other applicable law or to comply with applicable requirements of the Nasdaq National Market. The Omnibus Plan may not be amended to permit an increase in the maximum number of shares to be issued, allow for an exercise price of an option or stock appreciation right to be below the fair market value of our common stock on the date of grant, or permit repricing of an option or stock appreciation right granted under the Omnibus Plan without stockholder approval.

Federal Income Tax Consequences

The following description of the federal income tax consequences of grants under the Omnibus Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. The discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Omnibus Plan.

Nonqualified Stock Options.  A participant who receives a nonqualified stock option will recognize no income at the time of the grant of option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Performance Awards.  A participant who receives a performance award will not recognize taxable income until the award is paid to the participant. When the award is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the stock paid to the participant. The Company generally will be entitled to a business expense deduction in the same amount.

Restricted Stock Awards.  A participant who receives a restricted stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights.  A participant who receives a stock appreciation right is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time the stock appreciation right is exercised, a participant must include in income the appreciation inherent in the stock appreciation right (i.e., the difference between the fair market value of the stock on the date of grant and the fair market value of the stock on the date the stock appreciation right is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includible by a participant.

Other Stock-Based Awards.  A participant will recognize ordinary income when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance — based compensation” is excluded from the $1 million limit, and therefore remains fully deductible by the company that pays it.

Market Price of Shares

The closing price of our stock, as reported on the Nasdaq National Market on March 8, 2011 was $4.01.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO IGO, INC. OMNIBUS LONG-TERM INCENTIVE PLAN
TO EXTEND ITS TERM UNTIL MARCH 11, 2024

The Ominbus Plan expires by its terms on March 11, 2014, ten years after its initial adoption, to comply with Section 162(m) of the Internal Revenue Code. Our Board of Directors is asking stockholders to approve an amendment to the Omnibus Plan that would extend its term an additional ten years to March 11, 2024 so that it can continue to grant additional equity awards to retain and motivate current and future directors, officers and employees.

Vote Required

To be adopted, this proposal must be approved by the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the proposal at the meeting.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan to extend its term until March 11, 2024.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO IGO, INC. OMNIBUS LONG-TERM INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER

Our Board of Directors has reviewed the shares currently available under the Omnibus Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance thereunder. The total aggregate number of shares of our common stock that may currently be issued under the Omnibus Plan is 2,350,000 shares. As of March 8, 2011, 521,093 shares remain available for issuance under the Omnibus Plan, which the Board believes is inadequate for the purpose of providing future equity incentives. The Board has determined that increasing the amount of shares of common stock issuable under the Omnibus Plan is necessary in order to be able to grant additional equity awards to continue to retain directors, officers and employees. As a result, the Board is asking the stockholders to approve an amendment to the Omnibus Plan that would increase the number of shares authorized for issuance by 3,000,000, from 2,350,000 to 5,350,000.

Vote Required

To be adopted, this proposal must be approved by the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the proposal at the meeting.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan to increase the number of shares available for issuance thereunder.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. KPMG has audited our financial statements since 1995. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the annual meeting. KPMG LLP provided audit services to us for the year ended December 31, 2010. A representative of KPMG LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

No report of KPMG LLP on our financial statements for either of our last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for the last two fiscal years, there were no disagreements with KPMG LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused the firm to make reference to the matter in its report. During our last two fiscal years, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast is necessary to ratify the appointment of our independent registered public accounting firm. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent public accountants, to vote against it or to abstain from voting with respect to it.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has also discussed the matters required to be discussed by SAS No. 61, Communications with Audit Committees, as amended, (Codification of Statements on Auditing Standards, AU § 380) and Securities and Exchange Commission rules and regulations with KPMG LLP, our independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has reviewed, evaluated and discussed with KPMG LLP its independence from the Company. The Audit Committee has also discussed with management and KPMG LLP such other matters and received such assurances from them as it deemed appropriate.

Based upon the reviews and discussions of the above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Respectfully submitted:

Peter L. Ax
Michael J. Larson

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for fiscal 2010 and fiscal 2009 by KPMG LLP:

	2010	2009

Audit Fees	$365,000	$350,000
Audit-Related Fees	14,000	—
Tax Fees	—	—
All Other Fees	—	—

Total	$379,000	$350,000

Audit Fees for 2010 and 2009 consist of fees relating to the audit of our year-end consolidated financial statements and reviews of our quarterly financial statements. Audit-Related Fees for 2010 relate to fees associated with due diligence assistance provided in connection with our acquisition of Aerial7 Industries, Inc.

The Audit Committee regularly determines whether specific projects or expenditures could potentially affect KPMG LLP’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP and has concluded that it is compatible.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee is directly responsible for the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm. The Audit Committee must approve, in advance, the provision by the independent registered public accounting firm of all audit services and permissible non-audit services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee also actively engages in a dialogue with the independent registered public accounting firm with respect to any relationships or services that may impact their objectivity and independence.

OTHER BUSINESS

The Board knows of no matter other than those described herein that will be presented for consideration at the meeting. However, should any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment in the interests of the Company.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s 2012 proxy statement and acted upon at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) must be received by the Company at its executive offices at 17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona 85255, Attention: Corporate Secretary, on or prior to November 12, 2011.

Stockholder proposals submitted for consideration at the 2012 Annual Meeting, but not submitted for inclusion in the Company’s 2012 proxy statement, including stockholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices no earlier than October 24, 2011 and no later than January 20, 2012 in order to be considered timely under our Bylaws. However, if the date of the 2012 Annual Meeting is a date that is more than 45 days before or after April 21, 2012, the anniversary date of the 2011 Annual Meeting, notice by the stockholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of such meeting and no later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of such meeting is first made by the Company.

STOCKHOLDERS SHARING THE SAME ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to stockholders for fiscal 2010 (the “2010 Annual Report”) and this proxy statement to multiple stockholders who share the same address (if they appear to be members of the same family) unless the Company has received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure reduces the Company’s printing and mailing costs and fees.

The Notice of Annual Meeting of Stockholders, the 2010 Annual Report on Form 10-K, and this proxy statement are available on the Company’s web site at www.igo.com. The Company will deliver promptly upon written or oral request a separate copy of the 2010 Annual Report and this proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2010 Annual Report or this proxy statement, stockholders should contact the Company at:

Investor Relations
iGo, Inc.
17800 N. Perimeter Drive, Suite 200
Scottsdale, AZ 85255
(480) 596-0061
ir@igo.com

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of the Company’s annual report or proxy statement in the future, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding programs within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

EXPENSES OF SOLICITATION

All costs incurred in the solicitation of proxies will be borne by us. We estimate those costs to be approximately $25,000. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, telegraph or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

You may request a copy of our Notice of Annual Meeting of Stockholders, annual, quarterly and special reports, proxy statements and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2010, by writing or telephoning iGo at the following address:

Corporate Secretary
iGo, Inc.
17800 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
(480) 596-0061

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this Proxy Statement about our compensation structure and programs and our intentions with respect thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect iGo’s business, particularly those mentioned under the heading “Risk Factors” in iGo’s Annual Report on Form 10-K, and in the periodic reports that iGo files with the SEC on Form 10-Q and Form 8-K.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING

The proxy materials for the Company’s annual meeting of stockholders, including the 2010 annual report and this proxy statement, are available over the Internet by accessing the Company’s Internet website at www.igo.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

IGO, INC. FORM 10-K

Accompanying this proxy statement is a copy of our Annual Report for the fiscal year ended December 31, 2010 on Form 10-K.

You should rely only on the information contained in or incorporated by reference in this proxy statement to vote on the matters proposed herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in the proxy statement is accurate as of any date other than the date hereof, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

By Order of the Board of Directors,

Brian M. Roberts
Secretary

Scottsdale, Arizona
March 11, 2011

SECOND AMENDMENT
TO THE IGO, INC.
OMNIBUS LONG-TERM INCENTIVE PLAN

iGo, Inc. (the “Company”) previously established the iGo, Inc. Omnibus Long-Term Incentive Plan (as amended by the First Amendment executed on May 18, 2010, the “Plan”) to provide certain employees and non-employee directors of and consultants to the Company with an opportunity to receive stock-based and other long-term incentive grants. By this instrument, the Plan is hereby amended to increase the number of authorized shares by 3,000,000, from 2,350,000 Shares to 5,350,000 Shares, subject to subsequent approval by the Company’s shareholders at the Company’s 2011 Annual Meeting of Stockholders.

1. This Second Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2011 Annual Meeting.

2. Section 2 (Effective Date) of the Plan is hereby amended and restated in its entirety to read as follows:

SECTION 2.  EFFECTIVE DATE: This Plan became effective on March 11, 2004 and, unless sooner terminated as provided herein, the Plan shall terminate on March 11, 2024. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.

3. Section 5(a) (Shares Available For Awards) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Subject to adjustment as provided in Section 5(f), the maximum number of Shares available for issuance under the Plan shall be 5,350,000.

4. This Second Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this           day of          , 2011.

iGo, INC.

By:

Its:

Proxy Card for Stockholders
iGo, Inc.
This Proxy is solicited on behalf of the Company’s Board of Directors.
     The undersigned hereby: appoints Michael D. Heil, Brian M. Roberts and Darryl S. Baker, or any one of them, the undersigned’s proxy with full power of substitution for and in the name, place and stead of the undersigned to vote all shares of Common Stock of iGo, Inc. owned by the undersigned standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iGo, Inc. (the “Meeting”) to be held at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260 at 10:00 a.m. local time on Thursday, April 21, 2011 and any adjournments thereof, on the following matters as indicated below and such other business as may properly come before the Meeting.
     This Proxy, when properly executed and timely returned, will be voted in the manner directed herein by the stockholder. If no direction is made, this Proxy will be voted FOR the two nominees as directors, FOR approval of an amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024, FOR approval of an amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan to increase the number of shares authorized by 3,000,000, from 2,350,000 to 5,350,000, FOR ratification of KPMG LLP as independent registered public accounting form for fiscal year ending December 31, 2011, and in the discretion of the proxies on any other matters that may properly come before the Meeting and any adjournments thereof.
     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them lawfully do by virtue hereof.
     PLEASE mark, sign, date and return the proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.
(Continued and to be signed on the other side)

IGO, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 21, 2011

1.	☐	FOR the election of Peter L. Ax as director
	☐	WITHHOLD AUTHORITY to elect Peter L. Ax as director
	☐	FOR the election of Michael J. Larson as director
	☐	WITHHOLD AUTHORITY to elect Michael J. Larson as director
2.	☐	FOR approval of an amendment to the Company’s Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024
	☐	AGAINST approval of an amendment to the Company’s Omnibus Long-Term Incentive Plan to extend its term to March 11, 2024
	☐	ABSTAIN
3.	☐	FOR approval of an amendment to the Company’s Omnibus Long-Term Incentive Plan to increase the number of shares authorized by 3,000,000, from 2,350,000 to 5,350,000
	☐	AGAINST approval of an amendment to the iGo, Inc. Omnibus Long-Term Incentive Plan to increase the number of shares authorized by 3,000,000, from 2,350,000 to 5,350,000
	☐	ABSTAIN
4.	☐	FOR the ratification of KPMG LLP as independent registered public accounting firm for fiscal year ending December 31, 2011
	☐	AGAINST the ratification of KPMG LLP as independent registered public accounting firm for fiscal year ending December 31, 2011
	☐	ABSTAIN
5.	In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournments thereof including, without limitation, a vote to adjourn or postpone the meeting.
Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
     DATED:                                         , 2011

     Signature of Stockholder

     Signature if held jointly

Please mark, date, sign and mail your proxy promptly in the envelope provided.